EXHIBIT 99.1

EXPLANATION OF RESPONSES
(1) On December 14, 2023, the Insight VII Funds (as defined below) distributed an aggregate of 3,896,145 shares of common stock of Udemy, Inc. (the “Issuer”), par value $0.00001 per share (the “Shares”) to their partners on a pro rata basis in accordance with their respective ownership interests as determined in accordance with the applicable limited partnership agreements of such entities (the “Insight VII Funds Distribution”), and Grace Software Cross Fund Holdings, LLC (“Grace”) distributed an aggregate of 103,855 Shares to its members on a pro rata basis in accordance with their respective ownership interests as determined in accordance with its limited liability company agreement (the “Grace Distribution”). The respective partners of the Insight VII Funds and the respective members of Grace did not furnish any consideration in exchange for Shares received in connection with the Insight VII Funds Distribution or the Grace Distribution, respectively.
(2) In connection with the Insight VII Funds Distribution, Insight Venture Associates VII, L.P. (“IVA VII LP”), the general partner of each of the Insight VII Funds, acquired direct ownership of 679,870 Shares, Insight Venture Partners VII (Class A), L.P. (“IVP VII Class A”), an entity controlled by Insight Holdings Group, LLC (“Holdings”), acquired direct ownership of 111,759 Shares, and IVP Secondary L.P. (“IVP Secondary”), an entity controlled by Holdings, acquired direct ownership of 19,726 Shares. The respective partners of the Insight VII Funds, including IVA VII LP, IVP VII Class A and IVP Secondary, did not furnish any consideration in exchange for the Shares received in connection with the Insight VII Funds Distribution.
(3) On December 14, 2023, IVA VII LP distributed 679,870 Shares pro rata to its partners, IVP VII Class A distributed 111,759 Shares pro rata to its partners and IVP Secondary distributed 19,726 Shares pro rata to its partners, in each case, in accordance with their respective ownership interests as determined in accordance with the applicable limited partnership agreements of such entities. The respective partners of IVA VII LP, IVP VII Class A and IVP Secondary did not furnish any consideration in exchange for the Shares received in connection with such distribution.
(4) In connection with the Grace Distribution, Insight Partners XI (Class A), L.P. (“IP XI Class A”), an entity controlled by Holdings, acquired direct ownership of 4,195 Shares, with no consideration being paid in connection therewith. On December 14, 2023, IP XI Class A distributed 4,195 Shares pro rata to its partners in accordance with their respective ownership interests as determined in accordance with its limited partnership agreement. The partners of  IP XI Class A did not furnish any consideration in exchange for the Shares received in connection with such distribution.
(5) The reporting person is a member of the board of managers of Holdings. Holdings is the sole shareholder of Insight Venture Associates VII, Ltd. (“IVA VII Ltd”), IVA Ltd is the general partner of IVA VII LP, IVA VII LP is the general partner of each of Insight Venture Partners (Cayman) VII, L.P. (“Cayman VII”), Insight Venture Partners (Delaware) VII, L.P. (“Delaware VII”), Insight Venture Partners VII (Co-Investors), L.P. (“Co-Investors VII”) and Insight Venture Partners VII, L.P. (“IVP VII”, together with Cayman VII, Delaware VII and Co-Investors VII, the “Insight VII Funds”). Holdings is the sole shareholder of Insight Associates XI, Ltd. (“IA XI Ltd”), IA XI Ltd is the general partner of Insight Associates XI L.P. (“IA XI LP”) and IA XI LP is the manager of Grace. Holdings is the sole shareholder of Insight Venture Management, LLC (“IVM”), IVM is the sole member of Insight Partners Public Equities GP, LLC (“IPPE GP”) and IPPE GP is the general partner of Insight Partners Public Equities Master Fund, L.P. (“IPPE Master Fund”). IVP VII Class A, IP XI Class A and IVP Secondary are entities controlled by Holdings.
(6) All Shares indicated as indirectly owned by the reporting person are included herein because the reporting person is a member of the board of managers of Holdings, Holdings is the sole shareholder of IVA VII Ltd, IVA VII Ltd is the general partner of IVA VII LP, IVA VII LP is the general partners of the Insight VII Funds, Holdings is the sole shareholder of IA XI Ltd, IA XI Ltd is the general partner of IA XI LP and IA XI LP is the manager of Grace, Holdings is the sole member of IVM, IVM is the sole member of IPPE GP and IPPE GP is the general partner of IPPE Master Fund and IVP Secondary, IVP VII Class A and IP XI Class A are entities controlled by Holdings, and the reporting person therefore may be deemed to share voting and dispositive power over such shares. The reporting person disclaims beneficial ownership of all Shares held of record by the Insight VII Funds, IVP VII Class A, IVP VII Class A, IVP Secondary, Grace, IA XI LP and IPPE Master Fund (collectively, the “Insight Funds”), except to the extent of his pecuniary interest therein.
(7) Following the Insight VII Funds Distribution and the Grace Distribution, and the subsequent distributions described in footnotes (1) to (4), the reporting person directly owns 89,970 Shares.
This amendment is being filed to correct the inadvertent omissions of such Shares owned by the reporting person in the original filing. This amendment corrects the number of Shares owned by the reporting person in this filing.
(8) 18,590 securities represents the grant of Restricted Stock Units (“RSUs”) for board of director and committee service under the Issuer’s Outside Director Compensation Policy. Each RSU represents a contingent right to receive one Share upon settlement. The RSUs will fully vest on the earlier of (i) the date of the next annual meeting of stockholders of the Issuer following June 22, 2023 or (ii) June 22, 2024.